                                                                      EXHIBIT 21
                                  SUBSIDIARIES

                                                            Jurisdiction of
Name                                                        Organization
----                                                        ------------
Hewitt Associates S.A ...................................   Argentina+
Hewitt Associates Pty. Ltd ..............................   Australia+
Hewitt Associates GmbH ..................................   Austria+
Hewitt Associates S.A. ..................................   Belgium+
3038402 Nova Scotia Company .............................   Canada+
3409635 Canada Inc. .....................................   Canada+
3412822 Canada Inc. .....................................   Canada+
Hewitt Associates (Chile) Limitada ......................   Chile+
Hewitt Associates Consulting (Shanghai) Co. Ltd. ........   China+
Finance Arbitrage SAS ...................................   France+
Hewitt Associates SARL ..................................   France+
Hewitt Associates GmbH ..................................   Germany+
Hewitt Associates (India) Pvt. Ltd ......................   India+
PT Hewitt Konsultan Indonesia ...........................   Indonesia+
Hewitt Bacon & Woodrow (Ireland) Limited ................   Ireland+
Hewitt Associates Srl ...................................   Italy+
Hewitt Associates Kabushiki Gaisya ......................   Japan+
Hewitt Associates SDN. BHD ..............................   Malaysia+
Hewitt Associates de Mexico S. de R.L. de C.V ...........   Mexico+
Empresas Hewitt S. de R.L. de C.V .......................   Mexico+
Hewitt Mexicana S. de R.L. de C.V .......................   Mexico+
Hewitt Associates S.C ...................................   Mexico+
Hewitt Strat Asia, Inc ..................................   Philippines+
Hewitt Associates Sp. z o.o .............................   Poland+
Hewitt Associates LLC Sucursal en Portugal ..............   Portugal+
Hewitt Associates Pte. Ltd ..............................   Singapore+
Hewitt Associates Korea LLC .............................   South Korea+
Hewitt Associates, S.A ..................................   Spain+
PRASA Hewitt A.G ........................................   Switzerland+
Hewitt Associates (Thailand) Limited ....................   Thailand+
Hewitt Heijnis & Koelman, B.V. ..........................   The Netherlands+
Hewitt Associates Europe Ltd. ...........................   United Kingdom+
Hewitt Bacon & Woodrow Limited ..........................   United Kingdom+
Hewitt Associates, Inc. .................................   United States+
Hewitt Associates LLC ...................................   United States+
Properties I LLC ........................................   United States*
Properties II LLC .......................................   United States*
Properties III LLC ......................................   United States*
Properties IV LLC .......................................   United States*
Properties V LLC ........................................   United States*
Properties VI LLC .......................................   United States*
Properties VII LLC ......................................   United States*
The Bayview Trust .......................................   United States*
Hewitt Distributions LLC ................................   United States+
Hewitt Insurance Brokerage LLC ..........................   United States+
ANNOD Corp ..............................................   United States+
Hewitt Financial Services LLC ...........................   United States+
Sageo LLC ...............................................   United States+
Cyborg Worldwide, Inc. ..................................   United States+
Cyborg Systems, Inc. ....................................   United States+

* Denotes wholly-owned subsidiary of the Company.
+ Denotes wholly-owned subsidiary of Hewitt Associates, Inc.